EXHIBIT - 23

INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 33-60151 of John H. Harland Company on Form S-8 of our report dated January 30, 1998, appearing in this Annual Report on Form 10-K of John
H. Harland Company for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP
_________________________
DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 30, 1998